As filed with the Securities and Exchange Commission on April 4, 2018

File No. 001-38265

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

nVent Electric plc

(Exact name of registrant as specified in its charter)

Ireland	98-1391970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

43 London Wall, London, EC2M 5TF, United Kingdom

(Address of principal executive offices, including zip code)

44-20-7347-8925

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, nominal value $0.01	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Directors” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “The Separation,” “Dividends,” “Capitalization,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of nVent’s Share Capital.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of nVent’s Share Capital—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “The Separation,” “Dividends” and “Description of nVent’s Share Capital.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of nVent’s Share Capital—Limitation on Liability; Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Pentair plc and nVent Electric plc.†

3.1	Form of Amended and Restated Memorandum and Articles of Association of nVent Electric plc.†

4.1	Indenture, dated as of March 26, 2018, among nVent Finance S.à r.l, nVent Electric plc, Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank National Association.†

4.2	First Supplemental Indenture, dated as of March 26, 2018, among nVent Finance S.à r.l, nVent Electric plc, Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank National Association.†

4.3	Second Supplemental Indenture, dated as of March 26, 2018, among nVent Finance S.à r.l, nVent Electric plc, Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank National Association.†

4.4	Credit Agreement, dated as of March 23, 2018, among nVent Electric plc, nVent Finance S.à r.l., Pentair Technical Products Holdings, Inc. and the lenders and agents party thereto.†

10.1	Form of Tax Matters Agreement by and between Pentair plc and nVent Electric plc.†

10.2	Form of Transition Services Agreement by and between Pentair plc and nVent Electric plc.†

10.3	Form of Employee Matters Agreement by and between Pentair plc and nVent Electric plc.†

10.4	Form of Deed of Indemnification for directors and executive officers of nVent Electric plc.†

10.5	Form of Indemnification Agreement for directors and executive officers of nVent Electric plc.†

10.6	Form of Key Executive Employment and Severance Agreement for executive officers of nVent Electric plc.†

10.7	Form of nVent Electric plc 2018 Omnibus Incentive Plan.†

10.8	Form of nVent Electric plc Employee Stock Purchase and Bonus Plan.†

10.9	Form of Non-Qualified Deferred Compensation Plan.†

10.10	Form of nVent Electric plc Compensation Plan for Non-Employee Directors.†

10.11	Form of Supplemental Executive Retirement Plan.†

10.12	Flow Control Supplemental Savings and Retirement Plan.†

21.1	Subsidiaries of nVent Electric plc.†

99.1	Information Statement of nVent Electric plc, preliminary and subject to completion, dated April 4, 2018.**

99.2	Form of Notice of Internet Availability of Information Statement Materials.†

**	Filed herewith.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

nVent Electric plc

Date: April 4, 2018	/s/ Angela D. Jilek
Name: Angela D. Jilek
Title: Director and Secretary